TITAN TECHNOLOGIES, INC.
3202 Candelaria, N.E.
Albuquerque, New Mexico 87107

PROXY STATEMENT

AND

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on December 13, 1996

The Annual Meeting of Shareholders of TITAN TECHNOLOGIES, INC. ( the "Company") will be held on December 13, 1996, at the Ramada Inn, 25 Hotel Circle, N.E., Albuquerque, New Mexico 87123, at 1:00 p.m., New Mexico time, to act upon the following:

(1)  To elect five Directors; and

(2) To consider such other business as may properly come before the Annual Meeting.

Details relating to the above matters are set forth in the attached Proxy Statement. The Board of Directors is not aware of any other matters to come before the Annual Meeting. Only shareholders of record at the close of business on November 9, 1996, are entitled to vote at the Annual Meeting. Shares cannot be voted unless a signed proxy is provided or other arrangements are made to have the shares represented at the Meeting.

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. THE COMPANY HAS FURNISHED FOR YOUR CONVENIENCE A PRE-ADDRESSED ENVELOPE IN WHICH TO RETURN YOUR PROXY. PLEASE MAIL IN YOUR PROXY TODAY. YOUR PROMPT RETURN OF THE ENCLOSED PROXY WILL SAVE THE COMPANY THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO OBTAIN A QUORUM AT THE ANNUAL MEETING.


Sincerely,


Bruce R. Clark, Secretary


Albuquerque, New Mexico, November 8, 1996


PROXY STATEMENT

TITAN TECHNOLOGIES, INC.
3202 Candelaria, N.E.
Albuquerque, New Mexico 87107

PERSONS MAKING THE SOLICITATION

The Board of Directors (the "Board") of Titan Technologies, Inc. (the "Company") solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company, to be held on December 13, 1996, at the Ramada Inn, 25 Hotel Circle, N.E., Albuquerque, New Mexico 87123, at 1:00 p.m., New Mexico time, and at any postponement(s) or adjournment(s) of the Annual Meeting.

METHOD OF SOLICITATION

Solicitation will be made primarily by mail, commencing on or about November 9, 1996, but may also be made by telephone or oral communications by directors, officers and employees of the Company. The Company estimates that the total amount to be spent in connection with the solicitation, excluding salary paid to officers and regular employees, will cost approximately $5,000, none of which has been paid at the date of this statement.

PROXIES AND VOTING AT THE MEETING

A majority of the outstanding shares of the Company's No Par Value Stock, counted in the aggregate, must be represented in person, or by proxy at the Annual Meeting in order to hold the Annual Meeting. Only shareholders of record at the close of business on November 15, 1996, are entitled to vote at the Annual Meeting. Because many shareholders cannot attend the Annual Meeting, a large number must be represented by proxy. Shareholders are encouraged to sign and return their proxies promptly, indicating the manner in which they wish their shares to be voted. The proxy agents will vote the shares represented by the proxies according to the instructions of the persons giving the proxies. Unless other instructions are given, votes will be cast:

1. For the election of the five nominees for Director presented later in this Proxy Statement. To be elected as a director, a nominee must receive the votes of a majority of the shares represented at the Meeting. If, for any reason any of the nominees become unavailable for election, which the Board does not anticipate, the proxies will be voted for a substitute nominee to be designated by the Board.

2. On the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) of the Annual Meeting.

To be elected, nominees for seats on the Board of Directors must receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting. To be passed, any other item that comes before the shareholders must also receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting.

Election inspectors will be appointed at the meeting. Such Inspectors will determine the validity of proxies and will receive, canvas and report to the meeting the votes cast by the shareholders on each item brought before the shareholders for vote. No shares of the Company's stock can be voted by any person who is not the record owner or voting under authority granted by the record owner. All returned proxies are counted toward the required quorum or the required majority of shares present at the meeting for election of directors. If any shareholder returns a proxy without indicating his directions whether the proxy should be voted for or against any item or voted for or withheld from voting on any item, the proxy will be voted by the proxy agents for managements nominees for director and in the agents' discretion on any other matter coming before the meeting.

Any Shareholder returning a proxy has the power to revoke that proxy at any time before it is voted, by delivery of a written notice of revocation, signed by the shareholder, to the Secretary of the Company; by delivery of a signed proxy bearing a later date; or by attending the Annual Meeting and voting in person. Any proxy which is not revoked will be voted at the Meeting.

In accordance with Company bylaws, the Annual Meeting will be conducted in accordance with an agenda which will be conspicuously posted at the Annual Meeting. Participation at the meeting will be encouraged but will be limited to shareholders and holders of valid proxies for shareholders. the Meeting will start promptly at 1:00 p.m.

ELECTION OF DIRECTORS

At the annual meeting, the shareholders will elect five Directors to each serve until the next annual or special meeting of shareholders at which directors are elected. The Board of Directors of the Company has nominated Ronald E. Allred, Bruce R. Clark, Jelle DeBoer, Ronald Wilder and Alan L. Wilder to be Managements slate of candidates. Each of these individuals is a current Director. the Company's nominees have consented to be nominated and to serve if elected. managements nominees are:

Bruce R. Clark, was elected to the Company's board of directors by the Company's shareholders on November 13, 1992. Mr. Clark has been the Company's General Counsel since July of 1990. Mr. Clark has been engaged in the practice of law since 1982. Mr. Clark holds a B.A. in English from the University of Tennessee and a JD in law from the University of New Mexico.

Ronald L. Wilder, the Vice President and Chief Operating Officer of the Company, has been employed by the Company since 1986. Mr. Wilder and another person acted as the Company's board of directors from 1986 until a new slate of directors was elected by the company's shareholders on November 13, 1992. Following the election, the new board of directors voted to retain Mr. Wilder as the Company's Vice President and Chief Operating Officer. Mr. Wilder was a founder of TRTC and serves on TRTC's board of directors. Mr. Wilder attended the University of Southern California from 1954 to 1957 where he studied geology. He served as President and a director of Solar Age Industries, Inc. from 1978 to 1986. Prior to being employed by Solar Age Industries, Inc., Mr. Wilder owned and or operated public or private corporations in the cattle, Indian art and financial service businesses.

Dr. Ronald E. Allred, was elected to the Company's board of directors by the Company's shareholders on November 13, 1992. Dr. Allred holds a B.S. degree in Chemistry and a MS degree in Nuclear Engineering from the University of New Mexico and a Sc.D. degree in Polymerics from MIT. He was employed by Sandia National Laboratory as a Technical Staff member from July of 1969 to August of 1986. from December of 1986 to January of 1991 he was employed as the director of the Material Department of PDA Engineering in Costa Mesa California, and since January of 1991 has been employed as the President of Adherent Technologies in Albuquerque, New Mexico.

Dr. Jelle deBoer, was elected to the Company's board of directors by the Company's Directors on January 4, 1994. Dr. deBoer holds a B.S. degree in Biology, a M.S. degree in Radiation Biology and a Ph.D. degree in Radiation Biology, as well as specialized courses in Environmental Sciences. Dr. deBoer was employed by the U.S. Air Force for more than 25 years as a Research Scientist.

Alan L. Wilder, was elected to the Company's board of directors by the Company's shareholders on November 13, 1992. Mr. Wilder was a consultant to Coeur d'Alene Mines Corp. during 1989 and 1990, and became its a Vice President - Engineering , a position he has held since September of 1990. Prior to being employed by Coeur d'Alene Mines Corp., Mr. Wilder was employed as a project manager for Newmont Mining corp.. during 1987 and 1988, was employed as Plant Supervisor for Coeur Rochester, Inc. during 1986 and 1987 and was an Engineer Supervisor for Bechtel Corporation from 1973 to 1985. Mr. wilder is a graduate of the New Mexico Institute of mining and Technology with a degree in Metallurgical Engineering.

Alan L. Wilder and Ronald L. Wilder are cousins. No other family relationship exists between any of the Company's officers and directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The company's No Par. Value Stock is its only class of voting securities outstanding. Only shareholders of record at the close of business on November 9, 1996, will be entitled to vote at the Annual meeting and at any adjournment thereof. As of October 20, 1996, 18,236,611 such shares were outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on each matter coming before the Meeting.

Security Ownership of Certain Beneficial Owners and Management:

The following table sets forth, as of October 20, 1996, the beneficial ownership of the Company's No Par Value Stock by each nominee and by all officers and Directors as a group. The information as to beneficial stock ownership is based on data furnished by each person. Each person has sole voting and investment power as to all shares unless otherwise indicated.

      (1)         (2)                             (3)                     (4)
Title          Name and                        Amount and               Percent
of class       Address of                      Nature of                of class
               Beneficial                      Beneficial
               Owner                           Ownership

No Par         Ronald L. Wilder                  123,500 (direct)          .68
Value Common   3202 Candelaria, N.E.           1,400,000 (indirect)(1)    8.36
               Albuquerque, New Mexico 87107

No Par         Alan L. Wilder                    522,000 (direct)         2.86
Value Common   1411 Skyline Drive
               Coeur d'Alene, Idaho 83814


No Par         Bruce R. Clark                      -0-                    -0-
Value Common   6116 Bellamah, N.E.
               Albuquerque, New Mexico 97110

No Par         Jelle deBoer                      148,000 (direct)          .81
Value Common   1716 Valencia, N.E.
               Albuquerque, New Mexico 87110

No Par         Dr. Ronald E. Allred              216,000 (Direct)         1.18
value common   9621 Camino del Sol, N.E.
               Albuquerque, New Mexico 87111

No Par value   Officers and Directors          2,409,500 shares          13.21
Common Stock   (six persons)
               owned of record
               and beneficially
_____________
1. Shares are owned by Mr. Wilder's family members who vote their shares as advised by Mr. Wilder.

Other persons owning 5% or more of the Company no par value common stock:
-------------------------------------------------------------------------

The only other persons known by the Company to own 5% or more of its issued and outstanding no par value common stock are the following:

  (1)             (2)                        (3)                        (4)
Title          Name and                  Amount and                     Percent
of class       Address of                Nature of                      of class
               Beneficial                Beneficial
               Owner                     Ownership

No Par         Barr, Inc.                1,050,000 (direct)              5.75
Value Common   P.O. Box 536
               Alex, Oklahoma

No Par         Wolfgang Rieger           1,111,111 (direct)              6.09
value common   Gesmb H
               Kohlmarkt 5/12
               Vienna, Austria

No Par         Josef R. Strauss`         4,075,000* (direct)            22.34
value common   1243 Plumosa Dr.
               Ft. Myers, Florida 33901
__________
* Includes 3,000,000 shares underlying stock options that are immediately exerciseable.

Meetings of the Board:
----------------------

The Board held one meeting during the last fiscal year and all directors were in attendance at that meeting. Typically the board acts in an informal way and conducts its business through consent meetings following such telephonic discussions as each director feels may be necessary for him to have an understanding of the proposals to which his consent may be requested. During the last fiscal year, the Directors had no consent meetings.

The Board has no audit, nominating, compensation committee, or other committees.

EXECUTIVE COMPENSATION

Until August, 1993 the Company did not pay salaries or otherwise compensated its Management. Beginning in August, 1993, the Company established the salary of Mr. Ronald L. Wilder and Mr. Bruce Clark at $2,500 per month.

                                                             Long Term Compensation
                                                             ----------------------
                          Annual Compensation                Awards           Payouts
                          -------------------                ------------------------
   (a)                (b)     (c)      (d)    (e)       (f)         (g)         (h)       (i)
                                             Other                Securities
                                             Annual   Restricted  Under-                All Other
Name and                                     Compen-  Stock       lying        LTIP     Compen-
Principal                    Salary   Bonus  sation   Award(s)    Options/     Payouts  sation
Position              Year    ($)      ($)    ($)       ($)       SARs(#)       ($)       ($)
Ronald L. Wilder(1)   1994   $30,000   -0-    -0-       -0-         -0-         -0-       -0-
Vice President        1995   $30,000   -0-    -0-       -0-         -0-         -0-       -0-
and COO               1996   $30,000   -0-    -0-       -0-         -0-         -0-       -0-

Bruce R. Clark        1994   $30,000   -0-    -0-       -0-         -0-         -0-       -0-
Secy., Treas.,        1995   $30,000   -0-    -0-       -0-         -0-         -0-       -0-
and CFO               1996   $30,000   -0-    -0-       -0-         -0-         -0-       -0-

1.During prior years the Company loaned Mr. Ronald L. Wilder a total of $87,317, which loans are still outstanding, but which in 1993 were reserved for financial reporting purposes and reported in the Company's general and administrative expenses for that year.

In the future, the Company's employees, including the Company's officers, may also receive such bonuses and salary increases as the Board of Directors, in its sole discretion, may award.

The company may in the future grant cost-of-living or merit increases, even though such increases are not currently contemplated and may provide health insurance benefits to the officers and Directors and all other full time employees and their dependents.

The Company presently has no retirement, bonus, profit sharing, stock option or other compensation plan. The Company may in the future, and with the approval of the Company shareholders, establish an Employee Stock Ownership Plan and stock option plan or similar program to benefit its key employees, the specific terms of which have not presently been determined.

Other than what is discussed above, the Company has no retirement, pension, profit sharing, stock option or similar program for the benefit of its officers, directors or employees, and there are currently no plans, arrangements, commitments or understandings with respect to the establishment of any such program.

LEGAL PROCEEDINGS

The only legal proceedings to which the Company is a party or of which any of its property is subject are pending or known to be contemplated is:

1, On September 12, 1994, in the Second Judicial District Court for Bernalillo County New Mexico (Civil Action CV-94-7558), an individual sued Mr. Bruce Clark, a Company officer and director, alleging damages to be proved at trial for injuries sustained in an automobile accident involving an automobile driven by Mr. Clark. The Company was also named as a defendant on the theory that at the time of the accident Mr. Clark was acting within the scope of his employment by the Company. The Company answered the Complaint and denied that Mr. Clark was acting within the scope of his employment at the time of the accident. This matter went to jury trial in August, 1996, and the jury found that Mr. Clark was not acting within the scope of his employment and found that the Company was not liable to the Plaintiff for any amount of money. The Judgment on Verdict was not entered until October 11, 1996. The time during which the Plaintiff may appeal the judgment in this matter may not have yet expired and the Company does not know whether an appeal will be made by the Plaintiff.

2. On May 15, 1996, the Company filed an action in the United States District Court for New Mexico (Civil Action 673-JP-LFG) against Floyd Wallace and Harold Barrington alleging that certain technology purportedly developed by Mr. Wallace which was acquired by the Company had, at the time of the sale to the Company, been misrepresented. Mr. Wallace answered denying the allegations of the Complaint and counterclaimed against the Company for breach of contract, an accounting under the contract, and a prima facie tort resulting from a stop-transfer instruction given by the Company to its transfer agent relating to the stock given to Mr. Wallace as part of the consideration for his technology. Mr. Barrington answered denying the allegations of the Complaint and subsequently filed a separate action against the Company alleging breach of contract and prima facie tort resulting from a stop-transfer instruction given by the Company to its transfer agent relating to the stock given Mr. Barrington as consideration for the Wallace technology (see below).

The litigation between the Company and Mr. Wallace was settled by agreement on August 29, 1996, through which the parties agreed to a mutual release and a dismissal of all claims and the Company agreed to relinquish all claims it may have had to the use of certain expired patent and catalatic regime developed by Mr. Wallace, which the Company had alleged in the action did not perform as represented.

     3. On September 15, 1996. Mr. Harold Barrington filed an action in the Second Judicial District Court for Bernallilo County, New Mexico (Civil Action C.V.-96-08824) alleging breach of contract and a prima facie tort resulting from a stop-transfer instruction given by the Company to its transfer agent relating to the stock given to Mr. Barrington as part of the consideration for the Wallace technology. The Company has answered denying the allegations of the complaint.

No time has been set for discovery in either of the lawsuits involving the Company and Mr. Barrington. It is anticipated that unless the matters can be settled by a mutually agreed release, discovery will take place during the fiscal 1997 and trial will not occur until some time thereafter.

4. On June 17, 1996, the Company filed an action in the Second Judicial District Court for Bernalillo County, New Mexico (Civil Action CV-96-6134) against Robert Aragon and Anne Trawicky for fraud or negligent misrepresentation by them at the time they issued a license to Aegis Technologies, a Company subsidiary, in exchange for Company shares. At the time the Company shares were issued to Mr. Aragon and Ms. Trawicky they represented to the Company that a license previously issued to Aegis Technologies was in full force and effect. Subsequent to the issuance of the Company shares to them, they informed the Company that the license had expired prior to the date that Aegis Technologies was acquired by the Company. Aegis only business at the time of its acquisition by the Company was the ownership of the license. The defendants have denied the allegations of the complaint and Ms. Trawicky has filed a counterclaim against the Company seeking the removal of a stop-transfer instruction given by the Company to its transfer agent relating to Ms. Trawicky's shares.

No time has yet been set for discovery in this matter. It is anticipated that unless the matters can be settled by a mutually agreed release, discovery will take place during the fiscal 1997 and trial will not occur until some time thereafter.

The Company knows of no other legal proceedings pending or threatened, or judgment against any director or officer of the Company in their capacity as such.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Grant Thornton LLP, certified public accountants, has provided services to the Company during the past fiscal year, which included the examination of the Company's consolidated financial statements included in the annual report to shareholders and annual report on Form 10-KSB. A representative of Grant Thornton LLP will be present at the Annual Meeting, will be available to respond to appropriate questions concerning the financial statements of the Company, and will have the opportunity to make a statement if the representative desires to do so.

PROXY MATERIALS FOR NEXT ANNUAL MEETING

Shareholder proposals for consideration at the next Annual Meeting, which the company expects to hold in December, 1997, must be received by the Company no later than August 31, 1997. In order for such proposals to be included, they must be legal and must comply with the Rules and Regulations of the Securities and Exchange Commission.

OTHER BUSINESS

The Board knows of no other business which is to be presented at the Annual Meeting. However, if other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on those matters according to their judgment.

By Order of the Board of Directors


Bruce R. Clark, Secretary


Albuquerque New Mexico, November 8, 1996.


PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF TITAN TECHNOLOGIES, INC. to be held at 1:00 p.m., December 13, 1996, at the Ramada Inn, 25 Hotel Circle, N.E., Albuquerque, New Mexico 87123, at 1:00 p.m., New Mexico time.

This Proxy is solicited by Management. Management recommends that you vote "Yes" for the election of each Management Candidate.

THE UNDERSIGNED HEREBY APPOINTS AS PROXIES, Bruce R. Clark and Ronald L. Wilder, and each of them, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated below, all of the stock of Titan Technologies, Inc. owned of record by the undersigned on November 9, 1996, at the 1996 Annual Meeting of Shareholders to be held on December 13, 1996, and at any postponement(s) or adjournment(s) thereof, for the election of five Directors and to vote upon any other matters which may properly come before the Meeting, subject to any directions in this proxy.

THIS PROXY REVOKES ALL PROXIES PREVIOUSLY GRANTED BY ME FOR ANY PURPOSE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF RONALD E. ALLRED, BRUCE R. CLARK, JELLE DEBOER, RONALD
L. WILDER AND ALAN L. WILDER AS THE COMPANY'S DIRECTORS AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTER BROUGHT BEFORE THE MEETING.

1. ELECTION OF DIRECTORS

[__] YES:

VOTE MY STOCK FOR THE FOLLOWING FIVE NOMINEES: RONALD E. ALLRED, BRUCE R. CLARK, JELLE DEBOER, RONALD L. WILDER AND ALAN L. WILDER.

[__] NO:

WITHHOLD AUTHORITY TO VOTE FOR ALL CANDIDATES LISTED ABOVE.

INSTRUCTIONS: If you do not want your stock voted for any individual listed above, line through that Nominees name.

2. OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

If any other matters are properly brought before the Meeting (or any adjournments of the Meeting) in their discretion, the persons named as Proxies or their substitutes are authorized to vote upon such other matters in their discretion.

[__] GRANTED

[__] WITHHELD

Sign below as your name appears on the label. If there is no label, sign your name as you normally sign your name and date your proxy.

_________________________________________
Name(s) Please Print

________________________
Signature

__________________________________________
No. of shares voted

DATE  _________________________________, 1996

________________________
certificate number(s)

________________________________________
Signature of co-owner (if applicable)

Date:  _________________________________, 1996

When signing as attorney, executor, administrator, trustee or guardian, please sign title as such. If a corporation, please sign in full the corporation's name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. if anyone other than the shareholder(s) named on the above label is signing this proxy, indicate the capacity in which you are signing,

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR STOCK CANNOT BE VOTED UNLESS YOU VOTE IN PERSON AT THE ANNUAL MEETING OR YOU RETURN A SIGNED AND DATED PROXY BY THE TIME OF VOTING AT THE ANNUAL MEETING.